MASTER LICENSE AND SERVICES AGREEMENT
                      -------------------------------------


A. This Master License and Services Agreement (this "Agreement") entered into March 1, 2000 by and between B2B Galaxy, Inc., a Delaware corporation having offices at 400 Lanidex Plaza, Parsippany, NJ ("B2B"), Vetgalaxy.com, Inc. a Delaware corporation having offices at 8 South Morris Street Dover, NJ 07801 ("VG"), and USWeb/CKS Cornerstone, an affiliate of B2B and a Delaware corporation having offices at 584 Broadway Suite 509, New York, NY 10012 ("Cornerstone"), summarizes the various agreements, undertakings, obligations and understandings of the parties, as such agreements, undertakings, obligations and understandings are more specifically described and set forth in the subsidiary definitive agreements referenced herein, with respect to certain proprietary software (individually the "Purchasing and/or Vending Applications" and collectively the "B2B Software"), and other intellectual property of B2B, to be licensed by B2B to VG, and certain services to be provided by B2B to VG, and by Cornerstone to VG, in connection with and/or arising out of said licenses.

B. The B2B Software is a proprietary exchange system designed to enable purchasers in various specific industries (sometimes referred to herein as a particular "vertical" or "vertical market") to optimize prices of and access to particular products and/or services, thereby lowering their costs, increasing profits and driving growth. The B2B Software is currently in use for restaurant, and various other food service vertical markets, at the FOODgalaxy.com website which is owned or controlled by B2B, and its use and application is in the process of being applied to other vertical markets, in websites to be owned or controlled by B2B, and/or by way of licensing same to third party entities.

C. VG has created or is in the process of creating an Internet based platform at the URL www.vetgalaxy.com (the "VG Site"), for veterinarians, veterinary clinics and/or animal hospitals (which professionals and/or businesses collectively comprise the "VG Vertical" and which may also sometimes be collectively referred to hereinafter as "VG Target Clients", and to the extent any such professional and/or business becomes a VG Site subscriber may sometimes be referred to hereinafter as a "VG Client"), and in connection therewith, desires to license the B2B Software, and to engage B2B to provide certain services which: (i) may be necessary or desirable to customize the B2B Software for the VG Vertical, or
(ii) which will otherwise be beneficial to the creation, launch, maintenance and/or support of the VG Site. Unless and until the termination of this Agreement, and of the various licenses described herein, B2B will not license the B2B Software to any entity, which directly competes with the VG Site (i.e. is an Internet based exchange system targeting the VG Vertical). As a portion of the compensation to B2B herefor, VG will issue to B2B 1,000,000 shares of its common stock.

Now, therefore, the parties agree as follows:

1. (a) B2B hereby licenses to VG, and VG agrees to license from B2B, the B2B

Software, on the terms and conditions set forth herein, for VG's use as a proprietary exchange system for businesses comprising the VG Vertical (the "B2B Software License"). Unless terminated pursuant to the terms hereof, the B2B Software License shall be perpetual.

         (b) The B2B Software License shall be, with respect to businesses comprising the VG Vertical, exclusive to the VG Site. B2B shall not license the B2B Software to any entity (a "VG Competitor"), which directly competes with the VG Site (i.e. is an Internet based exchange system targeting the VG Vertical), VG will not have the right to sublicense the B2B Software to any entity.

         (c) Except as is expressly set forth in Section 1(b) hereinabove, there shall be no limitations or restrictions on B2B in the conduct of any business activities in which B2B is currently engaged or which in the future it may engage, or in the manner in which it chooses to exploit the B2B Software and/or any other of its intellectual or other property.

         (d) This B2B Software License from B2B to VG is expressly limited to VG's use in the VG Site as a proprietary exchange system for businesses comprising the VG Vertical, and may not be assigned or transferred by VG without the express written consent of B2B except in connection with a sale of all of the VG's assets.

         (e) For a period of one (1) year commencing on the effective date set forth above, B2B shall provide for no additional compensation, maintenance and upgrade services to and for the B2B Software which shall include such standard revisions, bug fixes, and/or other standard upgrades as are developed by B2B for the FOODgalaxy.com site, and/or generally made available to other licensees of the B2B Software. Thereafter, the parties shall enter into a Maintenance Agreement setting forth the cost to VG of such maintenance, upgrade and other support services to be provided by B2B; the parties agree to use their respective best efforts to finalize and execute such a Maintenance Agreement no later than ninety (90) days prior to the end of said one year period.

2. (a) Distinct from and in addition to the license to and for the B2B Software, and as an undivided element of the value for which B2B is to be compensated as provided in Section 3(a) hereinbelow, B2B hereby licenses to VG the right to use derivatives of B2B's trade and service marks, logos, trade dress and other intellectual property which are proprietary to B2B ("Galaxy IP License"). The term of the Galaxy IP License will run, and will terminate if at all, concurrently with the term of the B2B Software License. B2B hereby represents, and VG hereby acknowledges, that the Galaxy IP License has a separate and intrinsic value distinct from the B2B Software License.

         (b) The Galaxy IP License grants to VG the license and right: (i) to use in commerce the name, and/or register one or more trade or service marks for, "VetGalaxy.com", a derivative of the "galaxy.com" family of names and/or marks owned by B2B, and to use same as its corporate name; (ii) to use and/or register as a mark the VG logo, a derivative of one or more B2B marks; (iii) to use and to have registered the URL www.vetgalaxy.com", a derivative of various URL's owned and registered by B2B; (iv) and to use and to incorporate into the VG Site, the trade dress and "look and feel" of one or more of B2B's websites. VG acknowledges that as between VG and B2B, the "galaxy.com" family of names, marks and URL's, the distinctive and/or stylized use of the galaxy.com logo, and the trade dress and "look and feel" of the B2B websites, are proprietary to B2B, and but for the Galaxy IP License, VG's use of the various items enumerated in items (i) - (iv) in this Section 3(b), would be unfairly competitive, potentially confusing, and/or otherwise infringe upon B2B's proprietary intellectual property.

         (c) Upon the termination, if such were to occur pursuant to the terms hereof, of the B2B Software License, the Galaxy IP License would thereupon immediately terminate, and any and all rights in and to the intellectual property elements licensed thereunder would revert to B2B. Thereupon and in such event, VG agrees to immediately assign, transfer and convey to B2B, and/or cease the use of, as the case may be and the context may require, the various items enumerated in items (i) - (iv) of Section 2(b) hereinabove, and execute any and all documents so providing or conveying which may be necessary in order to effectuate such assignments, transfers and/or conveyances; if VG were to fail so to do within thirty (30) days of the date of such termination, B2B would thereupon be appointed, and VG hereby agrees to such appointment, as VG's attorney in fact coupled with an interest, to act and execute upon VG's behalf and in VG's stead, to execute, and effectuate and/or file any and all such assignments, transfers and/or conveyances.

3. (a) The license fee with respect to and for collectively, the B2B Software License and the Galaxy IP License, shall be payable by VG to B2B as follows: within ninety (90) days of the date hereof, VG shall issue to B2B 1,000,000 shares of VG's common stock.

         (b) B2B acknowledges that the VG common stock will not be registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws, and that the VG common stock will be issued by VG in reliance upon one or more of the Act's exemptions. Further, B2B understands that VG is under no obligation to register the Stock under the Act or any state securities law, and that without such registration, the said stock cannot be resold unless it is later registered or there is an available exemption. VG expressly agrees that in the event that VG, or any successor of VG, shall have any class of equity interest registered under the Act, B2B shall have unlimited piggyback registration rights (subject only to standard underwriter cutbacks and similar standard terms) with respect to the shares of VG common stock held by B2B pursuant to the terms hereof.

         (c) B2B shall have the right to appoint or designate one (1) member of the Board of Directors of VG.

         (d) The parties agree that one of the definitive document(s) described in Section 7(b) hereinbelow, is a shareholder's agreement setting forth, among other things, the provisions of Sections 3(b), (c) and (d) immediately hereinabove.

4. (a) Cornerstone and VG will immediately commence, to define consulting and/or integration services with respect to the VG Site; in providing such services, Cornerstone shall consult on an ongoing basis with VG and VG shall designate a primary and secondary contact person, each of whom shall be reasonably available to Cornerstone for such purpose. The parties estimate that the approximate fair market value of such customization and other services to be provided by Cornerstone is $236,000 and shall be payable on or before November 30, 2000 as follows: 212,500 shares of Preferred Stock.

         (b) Cornerstone acknowledges that the VG Preferred Stock will not be registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws, and that the VG Preferred Stock will be issued by VG in reliance upon one or more of the Act's exemptions. Further, B2B understands that VG is under no obligation to register the Preferred Stock under the Act or any state securities law, and that without such registration, the said stock cannot be resold unless it is later registered or there is an available exemption. VG expressly agrees that in the event that VG, or any successor of VG, shall have any class of equity interest registered under the Act, B2B shall have unlimited piggyback registration rights (subject only to standard underwriter cutbacks and similar standard terms) with respect to the shares of VG Preferred Stock held by B2B pursuant to the terms hereof.

         (c) The parties agree that one of the definitive document(s) described in Section 7(b) hereinbelow, is a Services and Shareholder's Agreement between VG and Cornerstone, setting forth, among other things, the provisions of Sections 4(a) and (b) immediately hereinabove.

5. Except as expressly provided in this Agreement, the B2B Software, and any and all modifications thereto for the purposes described herein, regardless of which party may have initiated or implemented such modifications, or any derivative use thereof or derivative work therefrom, is and shall be the property of B2B and shall not be shall not be deemed to be a "work made for hire" as that term is defined in the Copyright Act, 17 U.S.C. ss. 101 et seq.; to the extent necessary to effectuate the provisions of this sentence, VG acknowledges and agrees that, to the extent, if any, that ownership of the B2B Software, and any and all modifications thereto for the purposes described herein, regardless of which party may have initiated or implemented such modifications, or any derivative use thereof or derivative work therefrom, does not automatically vest in B2B by virtue of this Agreement or otherwise, VG hereby transfers and assigns to B2B all right, title and interest which VG may have in and to the B2B Software, and any and all modifications thereto for the purposes described herein, regardless of which party may have initiated or implemented such modifications, or any derivative use thereof or derivative work therefrom.

6. (a) On or about March 1, 2000, the parties commenced a pilot program in order to facilitate the collection of information about revisions or modifications, which may be necessary to customize the B2B Software for the VG Vertical. In connection with its services with respect to said pilot program, B2B has invoiced, and/or shall invoice, VG on a monthly basis: (i) all of B2B's fully loaded staff costs incurred in providing such services multiplied by

110%, plus (ii) other pro-rata allocable direct expenses related to these activities. Without guaranteeing or limiting the exact amount of such services with respect to said pilot program, the parties have estimated that the compensation payable to B2B therefore will be approximately $250,000.

         (b) B2B and/or its affiliates shall, for a period of not less than five
(5) years commencing on the effective date set forth above, provide general management consultative services to VG, and VG Client support, for and with respect to the VG Site, for which B2B shall invoice VG monthly, and VG shall pay such invoices within ten (10) business days of its receipt thereof, based on the following formula: (i) all of B2B's fully loaded staff costs incurred in providing such services multiplied by 110%, plus (ii) other pro-rata allocable direct expenses related to these activities, plus (iii) at B2B's option, an additional charge of up to 2% of its direct expenses to cover administrative expenses. The parties agree that general management consultative services and client support as described herein shall only be provided by B2B upon the prior written approval of VG.

7. (a) Each party acknowledges that in the course of performing this Agreement, it may acquire (or may already have acquired) or have access (or already have had access) to information deemed by the other party to be proprietary or confidential, including without limitation, trade secrets, data, software programs, intellectual property, specifications, processes, methods, formulae, business and marketing plans and performance or financial information (collectively, "Confidential Information"; for the purposes hereof, the party receiving such Confidential Information shall be referred to as the "Receiving Party" and the party disclosing same shall be referred to as the "Disclosing Party".) The Receiving Party shall preserve as confidential all such Confidential Information received from the Disclosing Party and will not divulge, distribute, publish or use for its own benefit (or that of any third party) any such Confidential Information. Each party further acknowledges that the restrictions contained in this section are reasonable and necessary to protect the other party's legitimate interests, do not cause the Receiving Party undue hardship, and that any violations or threatened violations of any provision of this section will result in immediate and irreparable injury to the Disclosing Party and that, therefore, the Disclosing Party shall be entitled to temporary, preliminary and permanent injunctive relief in any court of competent jurisdiction, which rights shall be cumulative and in addition to any other rights or remedies to which the Disclosing Party may be entitled at law or in equity. As used herein, the term "Confidential Information" shall not include information which can be shown to have been, at the time of disclosure, in the public domain; information which becomes part of the public domain through no fault of the Receiving Party; information which can be shown to have been in the Receiving Party's possession prior to receipt of such information from the Disclosing Party or its representatives, free of any obligation to keep it confidential; information which can be shown to have been independently developed by the Receiving Party; and, information which can be shown to have been acquired by the Receiving Party after disclosure from a third party who did not require that such information be held in confidence, and who was under no obligation to maintain such information in confidence. Notwithstanding anything contained in the previous sentence which may be to the contrary, VG expressly acknowledges that any and all information with respect to the vendors offering products for sale to the VG Vertical, as described in Section 1(d) hereinabove, shall be deemed to be Confidential Information of B2B.

         (b) The parties further agree,  and  notwithstanding  any provisions of
Section 7(a) hereinabove which may be to the contrary, that:

                  (i) B2B can incorporate aggregate (i.e. non-individually identifiable) data arising from or relating to VG Site Clients in statistics which are sold or otherwise made available to third parties by B2B; any fees generated directly from any such sale of such data will be shared on a per unit basis with VG on a commercially reasonable basis to be negotiated by the parties.

                  (ii)  VG  may  request  and  to  the  extent   available   and
commercially feasible, B2B shall provide certain statistics with respect to VG Site Clients for VG's own marketing purposes.

                  Each party shall, to the extent relevant or applicable, incorporate the provisions of this Section 7(b) into their respective privacy policies.

8. (a) No party will issue or authorize to be issued any press release or other public statement or announcement concerning this Agreement, the relationship of the parties, or any of the transactions contemplated hereby without the prior approval of the other party, which approval shall not be unreasonably withheld nor delayed.

(b) This Agreement, and the various definitive agreements referenced herein, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all other understandings and agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, including that certain Letter of Intent executed by the parties. This Agreement may not be amended or terminated except by a writing signed by each of the parties hereto.

         (c) This Agreement shall be binding upon and shall inure to the benefit
of  the  parties  hereto  and  their  respective  successors,   assigns,  heirs,
executors, and legal representatives.

         (d) The terms and conditions of this Agreement shall not be deemed to have been waived except by a waiver signed by the waiving party. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege which that party might otherwise have hereunder, or at law or in equity.

         (e) This Agreement, and all matters arising herefrom directly or indirectly, shall be governed by the internal laws of the State of New Jersey, without giving effect to the principles of choice or conflicts of laws thereof. The federal and state courts sitting in the State of New Jersey shall have exclusive jurisdiction hereof, and service of process shall be effective for all purposes when mailed to a party by certified mail, return receipt requested. TRIAL BY JURY IS WAIVED.

         (f) This Agreement may be signed in one or more counterparts each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         (g) Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) telecopier, upon receipt of confirmation of complete transmittal, or (iii) an internationally recognized overnight air courier, addressed to the party to be notified at the address first-above written, or at such other address as such party may designate by ten (10) days' advance written notice to the other party, and if to B2B, with a copy to Lowenstein Sandler PC ATT: Peter Skolnik, Esq., 65 Livingston Avenue, Roseland, NJ 07068, Fax: 973-597-2400, Phone: 973-597-2500,
and if to VG, with a copy to Jay Bloom, 8 South Morris St, Dover, NJ 07801.

IN  WITNESS   WHEREOF,   the   parties   hereto,   by  their   duly   authorized
representatives, have executed this Agreement as of the day and year first written above.


VETGALAXY.COM, INC.

By:  /s/ Jay Bloom
   -----------------------------
         Jay Bloom
         Chief Executive Officer


Date:  July 18, 2000
     ---------------------------


B2BGALAXY.COM, INC.


By:
   -----------------------------

Title: /s/ David Rowe
      --------------------------
         David Rowe
         Chief Executive Officer


Date: July 18, 2000
     ---------------------------



USWEB/CKS CORNERSTONE


By:
   -----------------------------

Title: /s/ Ken Gruber
      --------------------------
         Ken Gruber
         Executive Vice President &
         Chief Financial Officer

Date: July 18, 2000
     ---------------------------